Exhibit 3.55

FIRST AMENDMENT

to the

LIMITED PARTNERSHIP AGREEMENT

of

COWTOWN GAS PROCESSING PARTNERS L.P.

THIS FIRST AMENDMENT (the “Amendment”) to the LIMITED PARTNERSHIP AGREEMENT (the “Existing Partnership Agreement”) of COWTOWN GAS PROCESSING PARTNERS L.P., a Texas limited partnership (the “Partnership”), is entered into effective as of August 10, 2007, by and among COWTOWN GAS PROCESSING L.P., a Texas limited partnership, as the sole general partner of the Partnership and one of the limited partners of the Partnership (“Cowtown Gas Processing L.P.”), LITTLE HOSS COWTOWN PROCESSING PARTNERS, L.P., a Texas limited partnership as successor-in-interest to Little Hoss Ranch Partners, L.P. (“Little Hoss” and together with Cowtown Gas Processing L.P., in its capacity as a limited partner of the Partnership, collectively, the “Withdrawing Limited Partners”), QUICKSILVER GAS SERVICES OPERATING GP LLC, a Delaware limited liability company (the “New General Partner”), and QUICKSILVER GAS SERVICES OPERATING LLC, a Delaware limited liability company (the “New Limited Partner”). Capitalized terms used in this Amendment without definition shall have the same meanings set forth in the Existing Partnership Agreement.

RECITALS

WHEREAS, under effective date April 1, 2006, the Partnership, Cowtown Gas Processing L.P., and the Existing Limited Partners executed and entered into the Existing Partnership Agreement;

WHEREAS, in connection with the initial public offering of common units representing limited partner interests in Quicksilver Gas Services LP (the “MLP”), the MLP, and the parties hereto, among others, shall enter into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”), pursuant to which the ownership interests in the Partnership will ultimately be conveyed to the New General Partner and the New Limited Partner, both of which are subsidiaries of the MLP; and

WHEREAS, the Partnership, Cowtown Gas Processing L.P. and the Existing Limited Partners desire to execute this Amendment to modify the Existing Partnership Agreement to (i) modify the definition of Adjusted Capital Account Deficit in Article I of the Existing Partnership Agreement, (ii) reflect the intended federal income tax treatment of the Partnership, (iii) reflect the applicability of certain federal income tax-related provisions to all Partners, (iv) reflect the withdrawal of Cowtown Gas Processing L.P. as the sole general partner of the Partnership, (v) reflect the withdrawal of the Existing Limited Partners as limited partners of the Partnership and (vi) reflect the admission of (A) the New General Partner as the new sole general partner of the Partnership and (B) the New Limited Partner as the new sole limited partner of the Partnership;

AMENDMENT

NOW, THEREFORE, this Amendment is executed by each of the undersigned parties for purposes of amending the Existing Partnership Agreement as follows:

1. Section 1.03 is hereby amended in its entirety so that as amended it shall read as follows:

“Section 1.03. “Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant Partnership fiscal year, after crediting to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Section 1.704-2(g)(l) and 1.704-2(i)(5) of the Regulations and debiting to such Partner’s Capital Account the items described in Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations. This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.”

2. Section 1.09 is hereby amended in its entirety so that as amended it shall read as follows:

“Section 1.09. “Capital Contribution” means, as to any Partner, the amount of cash or the value of property contributed to the Partnership pursuant to Sections 4.01 or 4.02.”

3. Section 5.05(c) is hereby amended in its entirety so that as amended it shall read as follows:

“(c) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for such year) shall be specially allocated to such Partner in an amount and manner sufficient, to the extent required by the Regulations, to eliminate the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 5.05(c) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 5.05 have been tentatively made as if this Section 5.05(c) were not in this Agreement.”

4. Section 5.05(d) is hereby amended in its entirety so that as amended it shall read as follows:

“(d) Gross Income Allocation. In the event that any Partner has a deficit Capital Account at the end of any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain in the amount of such deficit as quickly as possible, provided that an allocation pursuant to this Section 5.05(d) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 5.05 have been tentatively made as if this Section 5.05(c) and 5.05(d) were not in this Agreement.”

5. Section 7.05 is hereby amended in its entirety so that as amended it shall read as follows:

“Section 7.05. Tax Returns and Information. The Partners intend for the Partnership to be disregarded for federal income tax purposes. The General Partner shall prepare or cause to be prepared, at Partnership expense, all federal, state and local income and other tax returns which the Partnership is required to file and shall furnish such returns to the Limited Partners, together with any other information which any Limited Partner may reasonably request relating to such returns, within ninety (90) days after the end of each Partnership fiscal year.”

6. Pursuant to Sections 12.01 and 12.05 of the Existing Partnership Agreement and the Contribution Agreement, the limited partnership interests of the Withdrawing Limited Partners in the Partnership are being contributed, as a capital contribution, to the New Limited Partner.

7. Pursuant to the Contribution Agreement, the general partnership interest of Cowtown Pipeline L.P. in the Partnership is being contributed, as a capital contribution, to the New General Partner.

8. Each of the Withdrawing Limited Partners hereby withdraws as a limited partner of the Partnership.

9. Cowtown Gas Processing L.P. hereby withdraws as the general partner of the Partnership.

10. Upon their execution hereof, each of the New General Partner and the New Limited Partner hereby agrees to become bound by and joins in the terms and conditions of the Existing Partnership Agreement, as hereby amended. The New General Partner and the New Limited Partner are hereby admitted as the sole general partner and the sole limited partner of the Partnership, respectively, in accordance with the terms and conditions of the Existing Partnership Agreement, as amended.

11. Cowtown Gas Processing L.P. hereby waives its rights under Sections 12.01 and 12.02 of the Existing Partnership Agreement.

12. Exhibit A to the Existing Partnership Agreement is hereby amended in its entirety so that as amended it shall read as follows:

“EXHIBIT “A”

Partners Name and Address	Partner’s Sharing Percentage *	Units

General Partner:

Quicksilver Gas Services Operating GP LLC	1%	N/A

777 West Rosedale Street, Suite 300 Fort Worth, Texas 76104

Limited Partner:

Quicksilver Gas Services Operating LLC	99%	500

777 West Rosedale Street, Suite 300 Fort Worth, Texas 76104

*	A Partner’s Sharing Percentage is determined as follows: (Units owned divided by total Units outstanding) x 99%.”

13. Except as amended hereby, the Existing Partnership Agreement shall remain in full force and effect in accordance with its terms.

14. This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had executed the same document. All counterparts shall be construed together and constitute one and the same agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Amendment as of the date above first written.

WITHDRAWING PARTNERS:

COWTOWN GAS PROCESSING L.P.

By:	Cowtown Pipeline Management, Inc., its general partner

By:

Name:	Philip Cook
Title:	Senior Vice President — Chief Financial Officer

LITTLE HOSS COWTOWN PROCESSING PARTNERS, L.P.

By:	AEM Ranch, L.L.C., its general partner

By:
Name:
Title:

NEW GENERAL PARTNER:

QUICKSILVER GAS SERVICES OPERATING GP LLC

By:

Name:	Philip Cook
Title:	Senior Vice President — Chief Financial Officer

NEW LIMITED PARTNER:

QUICKSILVER GAS SERVICES OPERATING LLC

By:

Name:	Philip Cook
Title:	Senior Vice President — Chief Financial Officer

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Amendment as of the date above first written.

WITHDRAWING PARTNERS:

COWTOWN GAS PROCESSING L.P.

By:	Cowtown Pipeline Management, Inc., its general partner

By:
Name:
Title:

LITTLE HOSS COWTOWN PROCESSING PARTNERS, L.P.

By:	AEM Ranch, L.L.C., its general partner

By:

Name:	ARDON E. MOORE
Title:	PRESIDENT

NEW GENERAL PARTNER:

QUICKSILVER GAS SERVICES OPERATING GP LLC

By:
Name:
Title:

NEW LIMITED PARTNER:

QUICKSILVER GAS SERVICES OPERATING LLC

By:
Name:
Title: